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                                                                    EXHIBIT 99.4

                              HANOVER BANCORP, INC.
                               33 CARLISLE STREET
                                HANOVER, PA 17331

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


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TIME                                         9:30 a.m. E.S.T., on Wednesday,
                                             June 14, 2000

PLACE                                        Hanover Country Club
                                             Lincolnway East R.D. 1
                                             Abbottstown, PA 17301

ITEMS OF BUSINESS                            1. The approval of the agreement
                                             and plan merger that provides
                                             for the merger of the
                                             Corporation into Sterling
                                             Financial Corporation.

                                             2. The postponement or
                                             adjournment of the meeting, if
                                             necessary, to solicit proxies.

                                             3. The election of three (3)
                                             persons to the Board of
                                             Directors of the Corporation to
                                             hold office for a three-year
                                             term and until their successors
                                             are duly elected and qualified.

                                             4. The transaction of such other
                                             business as may properly come
                                             before the annual meeting and
                                             any adjournment or postponement
                                             thereof.

RECORD DATE                                  Shareholders of record at the
                                             close of business on March 31,
                                             2000, are entitled to vote at
                                             the meeting.

ANNUAL REPORT                                We enclose a copy of the
                                             Corporation's Annual Report to
                                             Shareholders for 1999 with this
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                                             Notice. We also enclose the
                                             Corporation's Annual Report on
                                             Form 10-K, as amended.

PROXY VOTING                                 It is important that your shares
                                             are represented at this meeting
                                             regardless of the number of
                                             shares that you own. PLEASE
                                             MARK, SIGN, DATE AND RETURN THE
                                             ENCLOSED PROXY. A postage paid
                                             envelope is provided for your
                                             convenience. The giving of your
                                             proxy does not affect your right
                                             to vote in person if you attend
                                             the meeting and give written
                                             notice to the Secretary of the
                                             Corporation.

May 9, 2000                                  By Order of the Board of Directors,


                                             Thomas J. Paholsky
                                             Secretary